BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

Page

Item 1. Condensed Consolidated Interim Financial Statements

Condensed Consolidated Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007	1

Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007 (unaudited) and for the period September 5, 2006 (inception) through March 31, 2008 (unaudited)	2

Condensed Consolidated Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2008 (unaudited) and for the year ended December 31, 2007	3

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited) and for the period September 5, 2006 (inception) through March 31, 2008 (unaudited)	4

Notes to Condensed Consolidated Financial Statements	5

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	March 31,	December 31
	2008	2007
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$6,269,780	$5,881,996
Marketable securities	-	3,350,000
Notes receivable	875,000	650,000
Interest receivable	71,192	49,620
Prepaid expense and other current assets	1,914,789	73,271
Total current assets	9,130,761	10,004,887

Property and equipment, net	26,507	27,807
Notes receivable	816,990	816,990
Investment in Terra Bioenergy, LLC	4,265,721	3,654,179

Total assets	$14,239,979	$14,503,863

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$34,003	$34,960
Due to related parties	218,905	186,530
Total current liabilities	252,908	221,490

Commitments and Contingencies

Stockholders' Equity
Common stock, 1,0000,000 shares authorized, 646,986 issued and outstanding	650	650
Additional paid-in capital	15,267,663	15,267,663
Deficit accumulated during the development stage	(1,281,242)	(985,940)
	13,987,071	14,282,373

Total liabilities and stockholders' equity	$14,239,979	$14,503,863

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Condensed Consolidated Statement of Operations
(unaudited)

			Cumulative
			Total from
			September 5,
			2006
	Three Months Ended		(inception) to
	March 31,		March 31,
	2008	2007	2008

Revenue	$-	$-	$-

Costs and expenses
General and administrative expenses	396,359	165,685	1,883,028
Depreciation	1,300	1,300	7,658
	397,659	166,985	1,890,686

Operating loss	(397,659)	(166,985)	(1,890,686)

Other income
Interest income	104,729	104,065	557,637
Equity in earnings of Terra Bioenergy, LLC	11,542	-	65,721

Loss before provision for income taxes	(281,388)	(62,920)	(1,267,328)

Provision for income taxes	13,914	-	13,914

Net loss	$(295,302)	$(62,920)	$(1,281,242)

Net loss per share - basic and diluted	$(0.46)	$(0.14)	$(1.98)
Weighted average shares outstanding - basic and diluted	646,986	434,867	646,986

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Condensed Consolidated Statements of Stockholders' Equity

			(Deficit)
			Accumulated
		Additional	During the
	Common	Paid-In	Development
	Stock	Capital	Stage	Total

Balance, September 5, 2006 (Inception)	$-	$-	$-	$-

Issuance of 427,400 shares of common stock for cash	427	9,005,823	-	9,006,250

Compensation expense om common stock issued	-	150,000	-	150,000

Net loss	-	-	(277,731)	(277,731)

Balance, December 31, 2006	$427	$9,155,823	$(277,731)	$8,878,519

Issuance of 219,586 shares of common stock for cash	223	6,111,840	-	6,112,063

Net loss	-	-	(708,209)	(708,209)

Balance, December 31, 2007	$650	$15,267,663	$(985,940)	$14,282,373

Net loss	-	-	(295,302)	(295,302)

Balance, March 31, 2008 (unaudited)	$650	$15,267,663	$(1,281,242)	$13,987,071

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Condensed Consolidated Statement of Cash Flows
(unaudited)

			Cumulative
			Total from
			September 5,
			2006
	Three Months Ended		(inception) to
	March 31,		March 31,
	2008	2007	2008
Cash Flows from Operating Activities
Net loss	$(295,302)	$(62,920)	$(1,281,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,300	1,300	7,658
Compensation expense on common stock issued	-	-	150,000
Equity in earnings of Terra Bioenergy, LLC	(11,542)	-	(65,721)
Change in assets and liabilities:
Interest receivable	(21,572)	(9,505)	(71,192)
Prepaid expenses and other current assets	69,664	785	(3,606)
Accounts payable and accrued expenses	(957)	(2,720)	34,003
Due to related party	32,375	38,890	218,905
Net cash used in operating activities	(226,034)	(34,170)	(1,011,195)

Cash Flows from Investing Activities
Sale (purchase) of marketable securities	3,350,000	(2,000,000)	-
Purchase of equipment	-	(1,763)	(34,166)
Notes receivable issued	(225,000)	(736,000)	(1,691,990)
Deposit on Smithfield acquisition	(1,500,000)	-	(1,500,000)
Investment in BDMR, Inc.	(411,182)	-	(411,182)
Investment in Terra Bioenergy, LLC	(600,000)	-	(4,200,000)
Net cash provided by (used) in investing activities	613,818	(2,737,763)	(7,837,338)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	725,000	15,118,313
Net cash provided by financing activities	-	725,000	15,118,313

Net increase (decrease) in cash and cash equivalents	387,784	(2,046,933)	6,269,780
Cash and cash equivalents, beginning of period	5,881,996	8,392,070	-
Cash and cash equivalents, end of period	$6,269,780	$6,345,137	$6,269,780

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Beacon Energy Corp. and Subsidiaries (formerly AgriFuel Co.) (the "Company") a development stage company, was incorporated in the state of Delaware on September 5, 2006. The Company was organized to produce and market biofuels refined from waste vegetable oil, fats, and agricultural feedstocks. As of March 31, 2008, approximately 47% and 8% of the total voting percentage of common stock of the Company were owned by Metalico, Inc. (“Metalico”, AMEX: MEA) and Metalico’s Chairman and Chief Executive Officer, respectively. For the period ending March 31, 2008, the Company has been consolidated with the results of Metalico due to Metalico having a controlling financial interest when its direct ownership is combined with Metalico’s executive officer's holdings in the Company.

Basis for Presentation
The accompanying unaudited financial statements have been prepared in accordance and conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2007. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and their reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation
The consolidated financial statements include the accounts of Beacon Energy Corp. and its wholly owned subsidiaries, AgriFuel United Biofuels Inc., AgriFuel BBD Holding Co. Inc. and AgriFuel Terra Farms, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less, and money market accounts to be cash equivalents.

Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. At times, cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of those deposits and does not expect any in the future.

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Marketable Securities
The Company’s marketable securities are recorded at fair value using quoted market prices and classified as available-for-sale. Realized gains and losses on available-for-sale securities are computed using the specific identification method.

Equipment
Equipment is stated at cost. Depreciation is provided on a straight-line basis over the estimated service lives of the respective classes’ equipment ranging between 3 and 7 years for office furniture, fixtures and equipment.

Accounting for Investments
Beacon Energy Corp. owns three investments through its wholly-owned subsidiaries. The investments in notes receivable from United and BBD have been accounted for using the cost method and the investment in limited liability company interests in Terra has been accounted for under the equity method of accounting.

Income Taxes
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets have been reduced by a valuation allowance because, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

2 - SUBSIDIARY INVESTMENTS

On February 5, 2008, Beacon loaned an additional $225,000 to United Biofuels, Inc. (“United”) pursuant to the Term Note and Security Agreement (the “Additional Working Capital Loan”). This brings the aggregate amount of loans made by the Company to United to $1,399,990. The Additional Working Capital Loan bears interest at a fixed rate of 7% and is to be repaid in full by January 1, 2009. It is secured by all the assets of United.

On February 5, 2008, the company entered into an Asset Purchase Agreement to acquire certain of the operating assets of Smithfield BioEnergy LLC, (“Smithfield BioEnergy”) an affiliate of Smithfield Foods, for approximately $10,825,000 subject to certain closing date adjustments for inventory on hand. A non-refundable deposit of $1,500,000 was paid with the signing of this agreement. The purchase of Smithfield BioEnergy specific assets consist of an operating biodiesel plant with a production capacity of 12 million gallons per year located in Cleburne,

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2 - SUBSIDIARY INVESTMENTS (Continued)

Texas and associated equipment. The plant utilizes unique state-of-the-art proprietary technology and specializes in the processing of animal fats and other secondary feedstocks. Beacon expects to finance the purchase through available cash and proceeds of a private equity placement and the issuance of convertible notes. (See Note 9 – Subsequent events.)

On February 21, 2008 Beacon purchased an additional 600,000 limited liability company interests from Terra Farms, LLC (“Terra”) for $600,000 and guaranteed $250,000 (plus accrued but unpaid interest and expenses) of $1,250,000 of subordinated debt incurred by Terra. Beacon will receive a fee of approximately $10,000 per year plus the allocation of certain tax credits in exchange for such guarantee. The proceeds will be utilized by Terra to commence construction on its biodiesel production facility. Terra has approximately $16.7 million in total credit lines of which Terra has borrowed an estimated $2.2 million. It is expected that Terra will draw on the rest of its credit lines as the construction of its biodiesel production facility continues.

Following is a summary of the financial positions as of March 31, 2008 and December 31, 2007 and results of operations for the three months ended March 31, 2008 and the year ended December 31, 2007 for its subsidiary investments in United, Terra and Buffalo Biodiesel, Inc. (“BBD”):

	As of and for the three months ended March 31, 2008
	BBD	United	Terra
Total Assets	$1,150,000	$797,880	$13,350,519
Total Liabilities	950,000	1,410,073	1,569,570
Total Equity (Deficit)	200,000	(612,193)	11,780,949
Net Income (Loss)	100,000	(178,816)	42,538

	As of and for the year ended December 31, 2007
	BBD	United	Terra
Total Assets	$1,080,000	$803,509	$10,406,416
Total Liabilities	980,000	1,236,886	263,005
Total Equity (Deficit)	100,000	(433,377)	10,143,411
Net Income (Loss)	(272,000)	(337,886)	142,012

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3 – NOTES RECEIVABLE

Notes receivable consist of the following at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Note receivables - Buffalo Biodiesel, Inc.	$292,000	$292,000
Note receivables - United Biofuels, Inc.	1,399,990	1,174,990
	1,691,990	1,466,990
Less - Current maturities	875,000	650,000
	$816,990	$816,990

4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
Furniture and equipment	$34,166	$34,166
Less - Accumulated depreciation	7,659	6,359
	$26,507	$27,807

5 - RELATED PARTY TRANSACTIONS

Metalico provides office space, management and administrative support to the Company on a month to month basis. General and administrative expenses to the related party are as follows:

			Cumulative
			Total from
			September 5, 2006
	Three Months Ended March 31,		(inception) to
	2008	2007	March 31, 2008
Management fees	$16,500	$16,500	$104,500
Rent	7,200	7,200	45,600
Administrative fees	7,125	7,125	45,125
	$30,825	$30,825	$195,225

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5 - RELATED PARTY TRANSACTIONS (Continued)

The Chairman of Beacon Energy Corp. (a stockholder) is also the Chairman and Chief Executive Officer of Metalico, Inc., the largest stockholder of the Company.

6 - INCOME TAX MATTERS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FAB Statement No. 109 (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. The Company adopted FIN 48 in the first quarter of Fiscal 2008. Upon adoption, the Company recognized a tax liability of $13,914 related to certain start-up costs in 2006 that were not capitalized.

7 – EARNINGS PER SHARE

Basic earnings per share has been computed using the weighted average number of shares outstanding during the period. Diluted earnings per share is computed by including the dilutive effect on common stock that would be issued assuming conversion of stock options, warrants, and other dilutive securities. Options, warrants and other securities did not have an effect on the computation of diluted earnings per share for the quarter ended March 31, 2008 and March 31, 2007, as they were anti-dilutive due to the fact that the Company was in a loss position for the respective periods.

8 - SUBSEQUENT EVENTS

In May 2008, Beacon liquidated it’s investment in BDMR, Inc. (“BDMR”), a development stage company organized to invest in the solar installation market. The full amount of the investment of approximately $411,000 was refunded on May 12, 2008. The investment is included in “Prepaid Expense and Other Current Assets” as of March 31, 2008.

In May and June 2008, pursuant to the Series C Stock Subscription and Investment Agreement (“Series C Agreement”), the Company received approximately $3,875,000 in additional investments for 107,642 shares of common stock. Metalico did not participate in the offering and its ownership percentage subsequent to the private placement is approximately 40% of the company.

Under the terms of the Series C Agreement, the Company is required to facilitate a public trading event on or before July 31, 2008 through a non-traditional platform. If the Company fails to facilitate a public trading event within that timeframe, certain purchasers of the Company’s common stock shall have the right to require Metalico to purchase all or a portion of the

BEACON ENERGY CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8 - SUBSEQUENT EVENTS (Continued)

securities of such purchaser by giving notice to Metalico within 30 days of the date.  A non-traditional trading platform is defined as a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (SPAC) or any other similar mechanism deemed appropriate by the Company’s board of directors.

On May 15, 2008, the Company issued approximately $1,700,000 in Convertible Notes (“Convertible Notes”) at an interest of 6% per annum. Interest shall be payable in arrears on July 1, 2008, on September 1, 2008 and on January 1, 2009. The principal and any accrued interest shall be due and payable in full on January 31, 2009 unless the debt is converted upon an earlier “Liquidity Event”. When a “Liquidity Event” happens, the accrued amount will mandatorily convert to the Company’s common stock at a conversion rate of $36 per share. For purposes of these Convertible Notes, a “Liquidity Event” means the completion of an alternative listing arrangement through a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (“SPAC”) or any other similar mechanism deemed appropriate by the Company’s board of directors.

The First Amendment to the Asset Purchase Agreement (this “Amendment”), dated as of April 15, 2008, was made to the Asset Purchase Agreement (the “Agreement”), dated as of February 5, 2008, between the Company and Smithfield BioEnergy. The Amendment provided for delaying the closing date of the purchase from April 15, 2008 to May 15, 2008 in return for an additional deposit of $500,000 and an additional payment of $48,000 over and above the Final Purchase Price of $10,825,000 subject to certain closing date adjustments for inventory on hand. The additional deposit of $500,000 was made on April 30, 2008.

On May 15, 2008, the acquisition of Smithfield BioEnergy assets was completed for a total payment of $10,873,000 less the earlier total deposits of $2,000,000. The value of inventory acquired was above the $1,000,000 cap and pursuant to the Agreement the Company has a payable of approximately $660,000 which is due on or before July 15, 2008.

In connection with the acquisition of Smithfield Bioenergy, the Company executed an unconditional guaranty for any indebtedness incurred between Beacon Energy Texas Corp. and ConAgra Foods, Inc., a feedstock supplier and customer.

On July 2, 2008, Laurence Associates Consulting, Inc., a Nevada corporation (“Laurence”), was merged with and into Beacon Energy Holdings, Inc., a Delaware corporation (“Holdings”), for the purpose of changing its state of incorporation to Delaware from Nevada and changing its name, all pursuant to a Certificate of Ownership and Merger dated June 26, 2008 and approved by stockholders on June 26, 2008. Under the terms of the Certificate of Ownership and Merger, each share of Laurence was exchanged for 1.6666666666 shares of Holdings.

On June 30, 2008, Holdings entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Holdings, Beacon Energy Corp., a privately held Delaware corporation (“Beacon”) and Beacon Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of Holdings (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Beacon, and Beacon, as the surviving corporation, became a wholly owned subsidiary of Holdings.

At the closing of the Merger, each share of Beacon’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 37.4133880067 shares of Holdings’ common stock. In the aggregate, 30,000,000 shares of Holdings’ common stock were issued in the Merger to the holders of Beacon’s common stock. Another 1,100,000 shares of Holdings’ common stock were issued to the shareholders of Laurence. A total of 31,100,000 of Holdings’ common stock were outstanding at the date of the Merger.